UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2011
TIDELANDS ROYALTY TRUST “B”
(Exact name of registrant as specified in its charter)
Commission File Number: 000-08677

Texas	75-6007863
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

c/o The Corporate Trustee:
U.S. Trust, Bank of America Private
Wealth Management
P.O. Box 830650, Dallas, Texas	75283-0650
(Address of principal executive offices)	(Zip Code)
(800) 985-0794
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
Tidelands Royalty Trust “B” (“Tidelands”) determined not to retain KPMG LLP (the “Former Accounting Firm”) as its independent registered public accounting firm, effective as of April 15, 2011, and has engaged Weaver and Tidwell, LLP (the “New Accounting Firm”) as its new independent registered public accounting firm effective as of April 15, 2011. As described in Item 4.01(a) below, the change in independent registered public accounting firm is not the result of any disagreement with the Former Accounting Firm.
(a)	Former Independent Registered Public Accounting Firm
(i)	On April 15, 2011, Tidelands determined that it would not retain the Former Accounting Firm as its independent registered public accounting firm for the fiscal year ending December 31, 2011. The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by the Former Accounting Firm.

(ii)	The report of the Former Accounting Firm of Tidelands’ financial statements as of and for the years ended December 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)	The decision to change accountants was recommended and approved by the Trustee of Tidelands, U.S. Trust, Bank of America Private Wealth Management (the “Trustee”).

(iv)	During the two most recent fiscal years ended December 31, 2010 and 2009, and in the subsequent interim period through April 15, 2011, there were no disagreements with the Former Accounting Firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accounting Firm, would have caused it to make a reference to the subject matter of the disagreements in connection with its report. In addition, there were no reportable events of the kind defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (“Regulation S-K”).

(v)	Tidelands provided the Former Accounting Firm with a copy of this current report on Form 8-K, and Tidelands requested that the Former Accounting Firm furnish Tidelands with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by Tidelands, and if not, stating the respects in which it does not agree. Tidelands has received the requested letter from the Former Accounting Firm, and a copy of the letter is filed as Exhibit 16.1 to this current report on Form 8-K.
(b)	New Independent Registered Public Accounting Firm
On April 15, 2011, upon the approval of the Trustee, Tidelands engaged Weaver and Tidwell, LLP as its independent registered public accounting firm effective as of April 15, 2011. During the two most recent fiscal years ended December 31, 2010 and 2009, and in the subsequent interim period through April 15, 2011, Tidelands has not consulted the New Accounting Firm regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Tidelands’ financial statements, and neither a written report was provided to Tidelands nor oral advice was provided that the New Accounting Firm concluded was an important factor considered by Tidelands in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

16.1	Letter of KPMG LLP, dated April 20, 2011 regarding change in independent registered public accounting firm

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDELANDS ROYALTY TRUST “B”

Date: April 21, 2011	By: U.S. Trust, Bank of America Private Wealth Management
(in its capacity as Corporate Trustee of Tidelands Royalty Trust “B” and not in its individual capacity or otherwise)

	By:	/s/ Ron E. Hooper Ron E. Hooper Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of KPMG LLP, dated April 20, 2011 regarding change in independent registered public accounting firm